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                                                                   EXHIBIT 10.14

                         PROCESS DEVELOPMENT CONSORTIUM

                              MEMBERSHIP AGREEMENT

        This Agreement is entered into as of February 25, 1999 (the "Effective Date") by and between Argonaut Technologies, Inc., a Delaware corporation with its principal place of business at 887 Industrial Road, Suite G, San Carlos, California 94070 ("Argonaut"), and Rhone-Poulenc Rorer Pharmaceuticals Inc., a Delaware corporation with its principal place of business at 500 Arcola Road, Collegeville, PA 19426-0107 ("Member").

        WHEREAS, Argonaut has expertise in the development of instrumentation utilizing automated organic chemistry for the preparation of small organic molecules of broad chemical diversity;

        WHEREAS, Argonaut has established a Process Development Consortium ("PDC") to consist of up to ten (10) members which are from the pharmaceutical, biotechnology, and chemical industries, and Argonaut, for the purpose of discussing and identifying desirable features, concepts and designs for instrumentation for automating process development.

        WHEREAS, the Member wishes to be a member of the PDC, on the terms and conditions herein.

        NOT THEREFORE, the parties agree as follows:

                               CONCEPT VALIDATION

        Every company who participates in individual meetings regarding the Process Development Consortium has a high level of interest in the concept and product. The product to be developed is code named "Process". There was approval of the overall concept and validation of the primary specifications and features.

                                 SPECIFICATIONS

        The general specifications for the Process Instrument are listed in Exhibit A.

                               EXPECTED TIME LINE

        The current expected timeline is outlined in Exhibit B.

                             MEMBERSHIP ADVANTAGES

        Member companies will benefit from early exposure to and hands on experience with prototype instruments, interaction with peers from other companies and most importantly, input into the design and development process to ensure the development and commercialization of system for process chemistry research and development needs.

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                              TERMS OF MEMBERSHIP

     Term. The term of the Agreement is from the effective date of this Agreement to the commercial release date of the Process Instrument.

     Participation. The will be a minimum of seven (7) and a maximum of ten
(10) members in the Consortium.

     Meetings. The Consortium will meet three (3) time during the Term at Argonaut's facilities in San Carlos, California, or another mutually agreed site. In addition, Argonaut may meet with Member individually, as agreed by Argonaut and such Member. Each party shall pay its own costs incurred in connection with such meetings. Argonaut will be responsible for managing the Consortium, including conducting the quarterly meetings, setting agendas and providing the format for the discussion and exchange of ideas. Argonaut will bear the cost of the meeting facilities.

     Prototypes. As soon as practicable following the development and manufacture of Prototypes suitable for distribution, Argonaut shall ship to Member one (1) unit of the Prototype Process Instrument according the Exhibit
B. The title to the Prototype Process Instrument shall pass to the Member FOB Shipping Point. The Member will be responsible for all applicable taxes, duties, VAT and freight charges. Member shall test any Prototype provided by Argonaut and provide Argonaut with reasonable ongoing feedback as to the performance of the Prototype. Member may provide Argonaut with information summarizing the tests and other evaluations performed with respect to the Prototype and providing specific suggestions for improvements.

     Support of Prototypes. Following the delivery of the Prototype to Member, Argonaut shall provide, at no charge, Member with assistance and support with regard to the use of such Prototype to the extent reasonably deemed appropriate by Argonaut. Upon delivery of the commercial Process Instrument as noted below, Member will return to Argonaut the Prototype Process Instrument.

     Acknowledgment. Member acknowledges that any Prototype provided to Participant hereunder is a product-in-development and will not have the reliability, ease of use, support, or flexibility of an Instrument ready for commercial distribution.

     Fee. In consideration for its participation in the PDC, Member shall pay to Argonaut, One Hundred and Five Thousand U.S. Dollars ($105,000). In order to support the Prototype, Member shall receive a computer system and liquid handling system to make the Prototype operational at a price of Ten Thousand U.S. Dollars ($10,000). One half of the total payment due Fifty-Seven Thousand Five Hundred U.S. Dollars ($57,500) will be due and payable within 30 days after execution of this Agreement; the remaining payment Fifty-Seven Thousand Five Hundred U.S. Dollars ($57,500) will be due and payable within 60 days after execution of this Agreement.

     Process Instrument. Argonaut shall ship to Member one (1) unit of the commercial Process Instrument according the Exhibit B. The title to the Process Instrument shall pass to the Member FOB Shipping Point. The Member will be responsible for all applicable taxes, duties, VAT and freight charges.


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        Failure to Complete Consortium. If Argonaut fails to have at least seven
(7) members join the Consortium by March 31, 1999, Argonaut shall, by April 30, 1999, refund to Member all amounts paid.

        Priority. In consideration for its participation in the PDC, and provided that Member timely pays Argonaut the amounts set forth above, Member will be entitled to priority status and discount with regard to the purchase of subsequent commercial "Process" Instruments, not including the original Process Instrument delivered under this Agreement. To implement priority status and take advantage of the related discount, a single purchase order for three (3) additional units must be received November 30, 1999 to receive a [*] discount from the commercial, non-academic regional list price established by Argonaut (the "List Price"); a single purchase order for two (2) additional units must be received November 30, 1999 to receive a [*] discount from the commercial, non-academic regional list price established by Argonaut (the "List Price"); a purchase order for one (1) additional unit must be received November 30, 1999 to receive a [*] discount from the commercial, non-academic regional list price established by Argonaut (the "List Price"). Shipment priority among Member and other PDC members will be based on the order of receipt of purchase orders from Member or such other PDC members.

        Confidential Information. In connection with the performance of this Agreement, Argonaut or Member may not disclose confidential or proprietary technical or business information to the other. There shall be no Confidentiality Agreement in force under this Agreement, except for the financial terms of this Agreement.

        Publicity. In connection with the performance of this Agreement, Argonaut may use Member Company names in press releases announcing the formation of the Consortium and factual statements regarding membership. Argonaut may use Member names in press releases related to Process Instrument items only upon Member's prior consent, which shall not be unduly withheld.

        Indemnification. Argonaut shall indemnify and hold harmless Member for all claims, suits and liabilities relating to Member's participation in this PDC, except in the case of member's own gross negligence or willful misconduct.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.

RHONE-POULENC RORER                        ARGONAUT TECHNOLOGIES, INC.
PHARMACEUTICALS

BY: William L. Studt                       BY: MARK W. SCHWARTZ, PH.D
TITLE: Senior Director,                    TITLE: V.P. Marketing & Business
       Process Research                           Developments
SIGNATURE: /s/ WILLIAM L. STUDT            SIGNATURE: /s/ MARK W. SCHWARTZ, Ph.D
           ------------------------                   --------------------------

BY: Kenneth R. Pina
TITLE: Vice President, General Counsel &
       Secretary
SIGNATURE: /s/ KENNETH R. PINA
           ------------------------

[*] Confidential Treatment Requested

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                                   EXHIBIT A

                                      [*]



[*] Confidential Treatment Requested



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[*]



[*] Confidential Treatment Requested




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                                   APPENDIX B

                             ARGONAUT TECHNOLOGIES
                         Process Synthesizer Instrument
                              Consortium Timelines


     The timeline detailed below is the current timeline Argonaut believes is appropriate for the development of the Process Synthesizer. This timeline is subject to changes based on input from Consortium members, changes to technical, instrument or software specifications, or unforeseen technical problems. This timeline should be taken as an indication of the current expectation and current goals of the Process Development effort, but by no means the unequivocal timeline for the development of the product.

   1. Consortium Membership Completed: .......................... February 1999

   2. First Consortium Meeting: ................................. February 1999
          Features and Specification Review and Justification
          Software Discussion
          Validation Experiments

  3. First Generation Prototype Operational: .................... February 1999

  4. Chemistry Performed: ....................................... February 1999

  5. Second Consortium Meeting: ................................. May 1999
          Review Prototype
          Review Chemistry
          Prototype Software Design Review
          Prototype Hardware Design Review

  6. Prototype Shipment: ........................................ May 1999

  7. Prototype Software Distribution: ........................... July 1999

  8. Advanced Prototype Instrument Operational: ................. August 1999

  9. Prototype Chemistry: ....................................... September 1999

 10. Third Consortium Meeting: .................................. September 1999

 11. Manufactured Pre-production Units Assembled: ............... October 1999

 12. Chemistry Validation: ...................................... October 1999

 13. First Commercial Unit Shipments to Consortium Members: ..... December 1999


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